Exhibit 5.1

[Letterhead of Winthrop & Weinstine, P.A.]

January 14, 2005

Navarre Corporation
7400 49th Avenue North
New Hope, Minnesota 55428

Ladies and Gentlemen:

     We have acted as securities counsel for Navarre Corporation, a Minnesota corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) and the prospectus to be used in conjunction with the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended, with respect to the registration of the offer and sale by the Company of an aggregate of 6,500,000 shares of the Company’s common stock, no par value (the “Common Stock”), with the right to increase the offering by an additional 975,000 shares of Common Stock to cover any overallotments (collectively, the “Securities”), to be sold in the manner described in the Registration Statement.

     We have examined originals, photocopies or conformed copies of all such records of the Company, all such certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed, including without limitation: (1) the Company’s Bylaws and Articles of Incorporation, each as amended to the date hereof (the “Charter Documents”); (2) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Securities; and (3) the Registration Statement and the Prospectus.

     In rendering the opinions set forth below, we have assumed that (i) all signatures on all documents examined by us are genuine; (ii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iii) each natural person signing any document reviewed by us had the legal capacity to do so; (iv) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; and (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

     Based on the foregoing, we are of the opinion that the Securities are validly authorized by the Company’s Charter Documents and, when sold in the manner stated in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption “Legal Matters” in the Prospectus.

Sincerely, WINTHROP & WEINSTINE, P.A.
By:	/s/ Philip T. Colton
Philip T. Colton, a Shareholder